Pursuant to Rule 424(b)(3)
                                                              File No. 333-90467


                  MORGAN STANLEY DEAN WITTER SPECTRUM SERIES

 SUPPLEMENT TO PROSPECTUSES DATED MARCH 6, 2000 AND SUBSCRIPTION AND EXCHANGE
                         AGREEMENT AND POWER OF ATTORNEY

                FOR DISTRIBUTION SOLELY IN THE STATE OF ALASKA

      The special suitability requirements for residents of the state of Alaska set forth under "State Suitability Requirements" on page B-4 of each Prospectus, and on page 4 of the form of Subscription and Exchange Agreement and Power of Attorney, for the Morgan Stanley Dean Witter Spectrum Series, are revised to read as follows:

ALASKA: Only if you are purchasing (i) Units of Spectrum Select at a Monthly Closing held on or after June 30, 2000, or (ii) Units of Spectrum Currency or Spectrum Commodity, (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

      Alaska residents subscribing for Units at and after the June 30, 2000 Monthly Closing hereby represent and warrant that they meet the applicable revised suitability standards set forth above, instead of those in the Prospectuses and the Subscription and Exchange Agreement and Power of Attorney.

Date:  May 11, 2000